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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND
                              EXCHANGE ACT OF 1934


                                February 22, 2001
                        (Date of Earliest Event Reported)


         AIRPLANES LIMITED                  AIRPLANES U.S. TRUST

    (Exact Name of Registrants as Specified in Memorandum of Association
                               or Trust Agreement)


         Jersey, Channel Islands                     Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

         33-99970-01                                 13-3521640
         (Commission File                            (IRS Employer
         Number)                                     Identification No.)


         Airplanes Limited                           Airplanes U.S. Trust
         22 Grenville Street                         1100 North Market Street
         St. Helier                                  Rodney Square North
         Jersey, JE4 8PX                             Wilmington, Delaware
         Channel Islands                             19890-0001
         (011 44 1534 609 000)                       (1-302-651-1000)

         (Addresses and Telephone Numbers, Including Area Codes, of
                      Registrants' Principal Executive Offices)





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ITEM 5. OTHER EVENTS

         Airplanes Limited and Airplanes U.S. Trust (together, "Airplanes Group") intend to refinance the currently outstanding subclass A-7 certificates issued by Airplanes Pass Through Trust. In connection with this refinancing, Airplanes Group plans to cause Airplanes Pass Through Trust to issue one new subclass of pass through certificates (the "Refinancing Certificates"). The New Certificates will be offered to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended ("the Securities Act") and outside the United States pursuant to Regulation S under the Securities Act. The Refinancing Certificates have not been, and will not be, registered under the Securities Act or any state securities laws and cannot be resold or otherwise transferred except as permitted thereby.

         The Refinancing Certificates will represent fractional undivided beneficial interests in a corresponding subclass of Airplanes Group notes. Under the indentures pursuant to which Airplanes Group's outstanding notes are issued, Airplanes Group may only issue refinancing notes if, among other things, it receives confirmation from the rating agencies that the issuance of the Refinancing Certificates will not result in the lowering or withdrawal by them of the ratings of any class or subclass of the existing certificates of Airplanes Pass Through Trust.

         This report has been prepared solely for information purposes and is not an offer or invitation to buy or sell, or a solicitation of an offer or invitation to buy or sell, any security or instrument or to participate in any trading strategy.

         The information contained in the various exhibits to this report reflects only a preliminary structure for the Refinancing Certificates and is provided to certificate holders solely as an indication of Airplanes Group's present intentions. Certificate holders should note that it is possible that Airplanes Group may not consummate the refinancing and that, if it does consummate the refinancing, the structure of the refinancing, the Refinancing Certificates and the revised assumptions (as further described below) may differ significantly from what Airplanes Group currently intends. If Airplanes Group significantly revises the relevant information, it intends to issue another report containing the revised information. In any event, Airplanes Group intends to issue a report containing the relevant information in definitive form upon consummation of the refinancing.

         Airplanes Group may under the Airplanes Pass Through Trust Agreement, and reserves the right to, refinance any other class or subclass of outstanding certificates in whole or in part on any date by paying the outstanding principal balance, plus accrued but unpaid interest, and redemption premium, if any, on the applicable class or subclass of certificates. Airplanes Group will issue a further notice to certificate holders at such time as it has entered into a firm underwritten commitment for the sale of any additional refinancing certificates.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         Attached as Exhibit 1 is a summary of certain terms of the Refinancing Certificates, including stress tables for the Refinancing Certificates based on the revised assumptions about Airplanes Group's future performance, as further described in Exhibit 2. In connection with the refinancing, Airplanes Group has revised its assumptions about its future performance. The new assumptions and stress tables do not affect the payment terms of the outstanding classes or subclasses of pass through certificates, but merely represent a revised illustration of the effects of factors that are likely to significantly affect Airplanes Group's future performance. Attached as Exhibit 3 is an overview of Airplanes Group's portfolio as of January 31, 2001. Attached as Exhibit 4 is a description as of January 31, 2001 of the portfolio and lessees, including information as to arrears of current and former lessees. Attached as Exhibit 5 is an analysis of Airplanes Group's cash flow performance during the 35 month period from March 11, 1998 to February 15, 2001.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                                        AIRPLANES LIMITED


                                        /s/ Roy M. Dantzic*
                                        ----------------------------------------
         February 22, 2001              Director and Officer


                                        AIRPLANES U.S. TRUST


                                        /s/ Roy M. Dantzic*
                                        ----------------------------------------
         February 22, 2001              Controlling Trustee and Officer



                                        *By /s/ Michael Walsh
                                        ----------------------------------------
                                         Attorney-in-Fact



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                                  EXHIBIT INDEX

Exhibit 1         Summary of the Refinancing Certificates and Transaction
                  Overview
Exhibit 2         Airplanes Group Performance Assumptions
Exhibit 3         Airplanes Group Portfolio
Exhibit 4         The Aircraft, Related Leases and Collateral
Exhibit 5 Airplanes Group Cash Flow Analysis: Comparison of Actual Cash Flows versus the 1998 Adjusted Base Case for the Thirty-Five Month Period from March 11, 1998 to February 15, 2001
Exhibit 6         Airplanes Limited Power of Attorney
Exhibit 7         Airplanes U.S. Trust Power of Attorney


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